                                                                    Exhibit 4.12


THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.


                                ORAPHARMA, INC.
                            STOCK WARRANT AGREEMENT
                            -----------------------

              GRANTEE:            Mucosal Therapeutics LLC

              DATE OF GRANT:      February 1, 1999

              NUMBER OF SHARES:   55,000

              EXERCISE PRICE:     $1.82 per share

              EXPIRATION DATE:    January 31, 2004


     Pursuant to the License Agreement dated as of December 14, 1998 (the "License Agreement") by and between Mucosal Therapeutics LLC ("Mucosal") and
------------------                                             -------
OraPharma, Inc. (the "Company"), the Company has agreed to grant to Mucosal, as
                      -------
of the Date of Grant set forth above, a warrant (the "Warrant") to purchase up
                                                      -------
to the aggregate number of shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company set forth herein at the price per share set
      ------------
forth herein, all upon the terms and conditions hereof. This Stock Warrant Agreement is hereinafter referred to as either the "Agreement" or this "Warrant".

                              TERMS AND CONDITIONS
                              --------------------

      1.  Grant and Exercise of Warrant.  (a)  The Company hereby grants to
          -----------------------------
Mucosal, and Mucosal is entitled, upon the terms and subject to the conditions hereinafter set forth, to purchase, from the Company, 55,000 shares of the Company's Common Stock (the "Warrant Shares") at a purchase price of $1.82 per
                             --------------
share (the "Exercise Price").  This Warrant shall be fully vested as of the date
            --------------
hereof. This Warrant may not be exercised after the Expiration Date set forth above.

          (b) This Warrant may not be exercised at a time when the exercise thereof or the issuance or transfer of shares upon such exercise would, in the opinion of the Board of

Directors of the Company, constitute a violation of any law, federal, state, local or foreign, or any regulations thereunder, or the requirements of the New York Stock Exchange or any other national securities exchange or market.

      2.  Procedure for Exercise.  (a) This Warrant may be exercised, in whole
          ----------------------
or part, by Mucosal by delivering a written notice (the "Notice") to the
                                                         ------
Secretary of the Company. This Warrant may not be exercised for any fractional share. The Notice shall (i) state that Mucosal elects to exercise the Warrant;
(ii) state the number of Warrant Shares with respect to which the Warrant is being exercised; and (iii) include the reaffirmation of the representations and warranties of Mucosal set forth in Section 3 below. This Warrant may not be exercised unless and until Mucosal shall have entered into a Restricted Stock Agreement with the Company in substantially the form of Exhibit A hereto with respect to the Warrant Shares as to which this Warrant is being exercised.

          (b) Payment of the aggregate Exercise Price for such Warrant Shares shall be made in cash or by certified check payable to the Company in an amount equal to the aggregate Exercise Price of the Warrant Shares with respect to which this Warrant is being exercised.

          (c) The Company shall issue a stock certificate in the name of Mucosal for such Warrant Shares as soon as practicable after receipt of the Notice and payment of the aggregate Exercise Price for such Warrant Shares. Mucosal shall not have any privileges as a stockholder of the Company with respect to any Warrant Shares until such Warrant Shares shall be registered on the books of the Company in the name of Mucosal.

      3.  Representations and Warranties.  Mucosal acknowledges, represents and
          ------------------------------
warrants to the Company as follows:

          (a) In connection with its exercise of the Warrant, it will consult with such independent legal counsel or other advisors considered appropriate to it to assist it in evaluating its proposed investment in the Company. Without limiting the foregoing, Mucosal acknowledges that there may be certain adverse tax consequences to it in connection with its exercise of the Warrant and the Company has advised Mucosal to seek the advice of experts in such areas prior to exercising the Warrant.

          (b) Mucosal shall own the Warrant, and shall purchase the Warrant Shares, for its own account for investment, and not with a view to or for resale in connection with the distribution thereof, nor with any present intention of selling or otherwise disposing of all or any part of the Warrant or Warrant Shares. Mucosal agrees that it must bear the economic risk of its investment for an indefinite period of time because, among other reasons, any Warrant Shares purchased by it upon exercise of the Warrant may not be registered under the Securities Act of 1933, as amended (the "Act") or under the securities laws
                                             ---
of certain states and, therefore, cannot be Transferred unless they are subsequently registered under the Act and under applicable securities laws of such states or an exemption from such registration is available. Mucosal understands that the Company is under no obligation to register this Warrant and/or the Warrant Shares on Mucosal's behalf or to assist it in complying with any exemption from such registration under the Act or any state securities laws. Furthermore, Mucosal hereby acknowledges and agrees that it will not Transfer, either publicly or privately, the Warrant or the Warrant Shares without registration thereof under the Act or an exemption therefrom. For purposes of this Agreement, the term "Transfer"
                                                                  --------
means to directly or indirectly sell, assign, transfer, pledge (other than a pledge to the Company), hypothecate or to otherwise encumber or dispose of any record or beneficial ownership of the Warrant or Warrant Shares (or contract to do any of the foregoing).

          (c) Mucosal understands that the Warrant and the Warrant Shares are speculative investments which involve a high degree of risk of loss of its entire investment in the Company. Mucosal can afford (i) to hold unregistered securities for an indefinite period of time; and (ii) to sustain a complete loss of the entire amount of its investment in the Company and, at the same time, bear any tax liability which may result if its investment in the Company is lost. Mucosal has determined that the Warrant (and, upon exercise of the Warrant, will determine with respect to the Warrant Shares) is a suitable investment and it has the financial ability to bear the economic risk of its investment in the Company (including its possible total loss), has adequate means for providing for its current needs and personal contingencies and has no need for liquidity with respect to its investment in the Company.

          (d) Mucosal is an "accredited investor", as defined in Rule 501 under the Act.

          (e) Mucosal has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Warrant and the Warrant Shares and making an informed and reasoned investment decision, and has obtained, in its judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company.

          (f) Mucosal has been given the opportunity to ask questions of, and receive answers from, the Company concerning the Company and other matters pertaining to this investment, and to obtain any additional information necessary to verify the accuracy of any information provided, and has not been furnished any offering literature or prospectus and has not received any general solicitation or general advertising regarding the purchase of any Common Stock. Mucosal has been furnished with all additional documents and information requested by it.

          (g) Mucosal is aware that there is no assurance as to the future performance of the Company. No representations or warranties of any kind have been made to Mucosal by the Company or any officer, employee, agent or affiliate of the Company.

          (h) Mucosal understands that the Warrant is, and the Warrant Shares will be, issued pursuant to a specific exemption under the provisions of the Act and exemptions under various state securities laws, which exemptions may depend, among other things, upon Mucosal's investment intent. Mucosal understands that the availability of such exemptions is in part dependent upon the truthfulness and accuracy of the representations made by it herein and that the Company will rely on such representations in issuing the Warrant and the Warrant Shares to Mucosal.

Mucosal acknowledges and agrees that each time it exercises the Warrant and purchases Warrant Shares, and as a condition to such purchase, it shall re-state and reaffirm all of the representations and warranties set forth above, unless the Warrant Shares shall then be subject to an effective registration statement under the Act and applicable state securities laws. Notwithstanding the foregoing, even if Mucosal does not so re-state and reaffirm as required, upon each exercise of the Warrant it will automatically be deemed to have so re-stated and reaffirmed.

      4.  Stock Dividends, Splits, Etc.   In the event the Common Stock is
          -----------------------------
changed by reason of a stock split, reverse stock split, stock dividend or recapitalization (exclusive of any public or private sales of Capital Stock of the Company), or is converted into or exchanged for other securities as a result of a merger, consolidation or reorganization in which the Company is the surviving corporation, appropriate adjustments shall be made in the terms of this Warrant, or additional warrants shall be granted to Mucosal as shall be equitable and appropriate, or an adjustment in the number and class of shares allocated to, and the Exercise Price of, the Warrant shall be made.

      5.  Certain Extraordinary Transactions.  In the event the Common Stock is
          ----------------------------------
exchanged for securities, cash or other property of any other corporation or entity as the result of a reorganization, merger or consolidation in which the Company is not the surviving corporation, the dissolution or liquidation of the Company, or the sale of all or substantially all the assets of the Company, the Board of Directors of the Company or the board of directors of any successor corporation or entity shall, as to the unexercised portion of this Warrant, (a) provide for payment of an amount equal to the excess of the fair market value of the Warrant Shares, as determined by the Board of Directors of the Company or such board, over the Exercise Price of such Warrant Shares as of the date of the transaction, in exchange for the surrender of the right to exercise the Warrant, or (b) provide for the assumption of the Warrant, or the substitution therefor of new warrants, by the successor corporation or entity.

      6.  Restriction on Transfer of Warrant.  The Warrant may not be
          ----------------------------------
Transferred in any way by Mucosal. The Warrant shall not be subject to execution, attachment or similar process. Any attempted Transfer of the Warrant contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Warrant, shall result in the immediate termination of the Warrant. If requested in writing by the managing underwriters, if any, of any public offering, Mucosal shall not offer, sell, contract to sell or otherwise dispose of any of the Warrant Shares except as part of such public offering within 30 days before or 180 days after the effective date of the registration statement filed with respect to said offering.

      7.  Right of First Offer.  (a) If, prior to the date of the initial public
          --------------------
offering of shares of the Common Stock, Mucosal desires to Transfer to any third-party all or any part of the Warrant Shares pursuant to the terms of a bona fide offer received from a third party, Mucosal shall first submit a written offer (the "Offer") to sell such Warrant Shares (the "Offered Shares")
                    -----                                     --------------
to the Company on terms and conditions, including price, not less favorable to the Company then those on which Mucosal proposes to sell such Warrant Shares to such third party. The Offer shall disclose the identity of the proposed purchaser, specify the number of Offered Shares proposed to be sold, the total number of Offered Shares owned by Mucosal, and the agreed terms and conditions of the sale and any other material facts relating to the sale.

          (b) The Company shall have the right to purchase all or any portion of the Offered Shares on the same terms and conditions specified in the Offer.

          (c) If the Company desires to purchase all or any portion of the Offered Shares, the Company shall communicate in writing its election to purchase (an "Acceptance") to Mucosal, which Acceptance shall be delivered to
              ----------
Mucosal within 30 days of the Company's receipt of  the Offer.

          (d) If the Company elects to purchase all or any of the Offered Shares, sale of the Offered Shares to be so purchased pursuant to this Section shall be made at the offices of the Company on the 30th day following the expiration of the 30-day period applicable pursuant to paragraph (c) of this Section (or if such 30th day is not a business day, then on the next succeeding business day). Such sales shall be effected by Mucosal's delivery to the Company of a certificate or certificates evidencing the Offered Shares to be purchased by it, duly endorsed for Transfer to the Company, which Offered Shares shall be delivered free and clear of all liens, charges, claims and encumbrances of any nature whatsoever, against payment to Mucosal of the purchase price therefor by the Company. Payment for the Offered Shares shall be made as provided in the Offer or by wire transfer or certified check.

          (e) If the Company does not elect to purchase all of the Offered Shares, then the Offered Shares not so purchased may be sold by Mucosal at any time within 150 days after the Company's receipt of the Offer. Any such sale shall be upon terms and conditions, including price, not less favorable to Mucosal than those specified in the Offer, and the purchaser or transferee (and all subsequent purchasers or transferees) shall be subject to all the terms of this Agreement. Any Offered Shares not sold within such 150-day period shall continue to be subject to the requirements of a first offer by the Company pursuant to this Section.

      8.  Restrictive Legends.  Stock certificates representing the Warrant
          -------------------
Shares shall bear such legend or legends as the Board of Directors of the Company shall deem appropriate.

      9.  Miscellaneous.
          -------------

          (a) Jurisdiction.  Each party hereby submits itself for the sole
              ------------
purpose of this Agreement and any controversy arising hereunder to the exclusive jurisdiction of the courts located in the State of New York, and any courts of appeal therefrom, and waives any objection (on the grounds of lack of jurisdiction, or forum non conveniens or otherwise) to the exercise of such jurisdiction over it by any such courts.

          (b) Governing Law.  This Agreement and all amendments, modifications,
              -------------
alterations, or supplements hereto, and the rights of the parties hereunder, shall be construed under and governed by the laws of the State of New York and the United States of America, without regard to the principles of conflicts of law thereof.

          (c) Notices.  All notices, consents and other communications required
              -------
or which may be given under this Agreement shall be deemed to have been duly given (i) when delivered by hand, (ii) three (3) days after being mailed by registered or certified mail, return receipt requested, or (iii) when received by the addressee, if sent by facsimile transmission (with acknowledgment of complete transmission) or by Express Mail, Federal Express or other express delivery service (receipt requested), in each case addressed to the Company at its principal place of business and to Mucosal its address as listed on the books and records of the Company (or in either case to such other address as such party may hereafter designate as to itself by notice to the other party hereto).

          (d) Successors and Assigns.  This Agreement shall be binding upon and
              ----------------------
inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

          (e) Entire Agreement.  This Agreement constitutes the entire agreement
              ----------------
between the Company and Mucosal with respect to the subject matter hereof and shall not be modified, amended or terminated except as herein provided or except by another agreement in writing executed by the parties hereto.

          (f) Headings.  The Section headings are for convenience only and are
              --------
not a part of this Agreement.

          (g) Severability.  All rights and restrictions contained herein may be
              ------------
exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable. If any provision or portion of any provision of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining provisions or portions thereof shall constitute their agreement with respect to the subject matter hereof, and all such remaining provisions or portions thereof shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision agreeable to the parties hereto which will implement the commercial purpose of the illegal, invalid or unenforceable provision. In the event that any provision essential to the commercial purpose of this Agreement is held to be illegal, invalid or unenforceable and is not replaced by a valid provision which will implement the commercial purpose of this Agreement and which is agreed to the parties hereto in writing within 30 days following such holding, this Agreement and the rights granted herein shall terminate.

          (h) Waiver; Remedies.  The failure of any party hereto to require
              ----------------
performance hereunder, or the written waiver by any party hereto of any breach of this Agreement, shall not prevent the subsequent enforcement thereof nor be deemed a waiver of any subsequent breach.

          (i) Counterparts.  This Agreement may be executed in counterparts,
              ------------
each of which shall be deemed an original and both of which together shall constitute one instrument.

          (j) Expenses; Further Assurances.  Unless otherwise provided herein,
              ----------------------------
all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party which shall have incurred the same, and the other party shall have no liability relating thereto. Without limiting the generality of any provision of this Agreement, each party agrees that upon request of any other party, it shall, from time to time, do any and all other acts and things as may reasonably be required to carry out its obligations hereunder, to consummate the transactions contemplated hereby, and to effectuate the purposes hereof.

     IN WITNESS WHEREOF, the parties have executed this Stock Warrant Agreement as of the 1st day of February, 1999.

                         MUCOSAL THERAPEUTICS LLC


                         By:
                            -----------------------------------
                          Name:
                          Title:


                         ORAPHARMA, INC.


                         By:
                            -----------------------------------
                          Name:
                          Title: